UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 20, 2004

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2004, BroadVision, Inc. (the “Company”) entered into the Amendment 5 to Software License and Distribution Agreement with IONA Technologies, Inc. (“IONA”) (the “Amendment”), the IONA Independent Software Vendor Agreement dated June 29, 1998 (with an effective date of January 1, 1998), by and between the Company and IONA (the “Vendor Agreement”). The Amendment provides for a two year extension of  the term of the Vendor Agreement. The Amendment also modifies certain financial terms and deletes references to certain licenses.

The foregoing is a summary of the material features of the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, which is filed as Exhibit 10.51 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.51(a)	Amendment 5 to Software License and Distribution Agreement dated December 20, 2004 between the Company and IONA Technologies, Inc.

(a)  Confidential treatment requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.
Dated: December 22, 2004	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.51(a)	Amendment 5 to Software License and Distribution Agreement dated December 20, 2004 between the Company and IONA Technologies, Inc.

(a)  Confidential treatment requested.